Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-253988-01, 333-263084-01 and 333-275849-01 on Form S-8 of our reports dated September 25, 2024, relating to the financial statements of Ferguson plc and the effectiveness of Ferguson plc 's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended July 31, 2024.

/s/ Deloitte & Touche LLP
Richmond, Virginia
September 25, 2024